Exhibit 10.1

Beijing  Beiyuan Law Firm
北京北元律师事务所

25 Xutucheng Road, Culture Building, Rm204
Haidian District, Beijing 100022 PRC
中国北京西土城路25号文化楼204室
Tel: (8610) 62271655; Fax: (8610) 86865138
电话：（8610）62271655；传真：（8610）86865138
E-mail: lawyerljf@sina.com
Website: www.beiyuanlaw.com

January 11, 2012

Xunna Information Technology Inc.
700 S Henderson RD STE 202
King Of Prussia, PA 19406 USA

Dear Ladies and Gentlemen:
尊敬的先生们和女士们：

We are qualified lawyers of the People’s Republic of China (the “PRC”) and are qualified to issue an opinion on the laws and regulations of the PRC.
我们是中华人民共和国（“中国”）的授予资格的律师，并有资格对中国的法律和法规发表意见。

We have acted as PRC counsel for Xunna Information Technology Inc. (the “Company” or “Xunna”), a company incorporated under the laws of the State of Nevada, in connection with Chinese law issues commented on January 9, 2012 letter by the US Securities and Exchange Commission to the Company’s Registration Statement on Form S-1. In so acting, we have reviewed the Form S-1 and the comment letter dated on January 9, 2012 and examined related laws and regulations as we have deemed necessary or advisable for the purposes of rendering this opinion.
我们已经接受讯纳信息科技公司（“本公司”或“Xunna”）委托——一家根据内华达州法律注册成立的公司，作为中国律师就美国证监会2012年1月9日发出的信中对本公司的登记报告评论的中国法律相关问题提供法律意见。在这样做时，我们审查了登记报告和2012年1月9日的信，并查阅了我们认为为提供本法律意见的目的所必须和明智的相关的法律法规。

The following terms as used in this opinion are defined as follows:
在这个意见中所使用的下列术语的定义如下：

“Material Adverse Effect” means a material adverse effect on the general affairs, management, condition (financial or otherwise), results of operations, shareholder equity or business prospects of the Company.
“重大不利影响”是指对一般事务、管理，状况（财务或其他）、经营业绩，股东权益或公司的业务前景。
“PRC Laws” means all laws, statutes, regulations, orders, decrees, notices, circulars, judicial interpretations, and subordinary legislations of the PRC.
“中国法律”是指所有的中国的法律、法规、规章、命令、法令、通知、通告、司法解释和地方立法。

Based on the foregoing, we are of the opinion that:
 基于上述，我们提供下面的意见：

We confirm in writing that we are familiar with the company’s organizational structure that Xunna does not have subsidiaries or variable interest entities (“VIEs”) by reviewing the Company’s organizational structure and related articles of incorporation when we were providing the legal opinion.  The reason we used these concepts is that we were addressing “Material Adverse Effect” to Xunna in term of general company background and environment. The Company without subsidiaries or VIEs is within the scope of general company background and environment in term of addressing “Material Adverse Effect.”
我们书面确认，当我们提供上个法律意见时，我们通过审查公司的组织结构和相应的工商登记文件，我们熟悉公司的组织结构—Xunna没有子公司和可变利益实体。我们之所以使用这些概念，是因为我们是从一般公司背景和环境下阐述重大不利影响。从阐述重大不利影响的角度，公司没有子公司或可变利益实体是在一般公司背景和环境考虑的范围之内。

Regarding the approval procedures of restricted industry under the Catalogue for the Guidance of Foreign Investment Industries, according to Article 12 of Provisions on Guiding the Orientation of Foreign Investment (Decree [2002] No.346 of the State Council), “according to the vested approval authority, project with foreign investment, per the nature of project, shall be examined and approved by and filed with the Department of Development Planning (currently it is called National Development and Reform Commission) and the Economic and Trade Department (currently it is called the Ministry of Commerce), respectively. Among those, the projects with foreign investment under the category of restricted industry within the investment amount provided for shall be subject to the examination and approval of the corresponding competent departments of the people's governments of the provinces, autonomous regions, municipalities directly under the Central Government and municipalities separately listed on the State plan, and shall be reported to the competent departments at the next higher level and the competent industrial departments; the power for examination and approval of this kind of projects may not be granted to the authorities at lower levels. The projects with foreign investment in the service area that are opened to the outside world step by step shall be subject to the examination and approval according to the relevant provisions of the State. The projects with foreign investment involving quotas and licenses must apply to the departments for quotas and licenses first. Where there are otherwise provisions of laws and administrative regulations on the procedures and measures for the examination and approval of projects with foreign investment, those provisions shall be observed.” If website design and building service under the Guidance of Foreign Investment Industries is amended into the category of limitation, Xunna has to get the approval procedures aforesaid through to obtain approval to continue its business in the PRC.

关于《外商投资产业指导目录》下限制性行业的审批程序，根据《指导外商投资方向规定》（国务院第346号令）第12条，“根据现行审批权限，外商投资项目按照项目性质分别由发展计划部门和经贸部门审批、备案。其中，限制类限额以下的外商投资项目由省、自治区、直辖市及计划单列市人民政府的相应主管部门审批，同时报上级主管部门和行业主管部门备案，此类项目的审批权不得下放。属于服务贸易领域逐步开放的外商投资项目，按照国家有关规定审批。涉及配额、许可证的外商投资项目，须先向外经贸部门申请配额、许可证。法律、行政法规对外商投资项目的审批程序和办法另有规定的，依照其规定。”如果《外商投资产业指导目录》进行修订，把网站设计和建设服务归为限制类，Xunna必须通过上述审批程序获得继续在中国做生意所需要的批准。

If website design and building service under the Guidance of Foreign Investment Industries is amended into the category of prohibition, the Company would either stop doing business in the PRC or reorganize its equity structure through some ways such as VIEs to get around the PRC laws’ prohibition of foreign ownership of the operation business.
如果《外商投资产业指导目录》进行修订，把网站设计和建设服务归为禁止类，公司要么停止在中国做生意，或者通过比如可变利益实体等方式的重构以绕开中国法对运营商业中的涉外所有权的禁止规定。

This opinion relates to the PRC Laws in effect on the date hereof and there is no assurance that any of such laws will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.
这个意见涉及的中国法律是在本意见发出之日生效的法律，没有任何保证这些法律在不久的将来或长期内不会改变、修改或取代或是否具有追溯效力。

This opinion is rendered only with respect to the PRC Laws and we have made no investigations in any other jurisdiction and no opinion is expressed or implied as to the laws of any other jurisdiction.
提供这个意见仅仅是有关于中国的法律，我们没有对任何其他司法管辖区进行调查，没有意见被表达或暗示有关任何其他司法管辖区的法律。

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the above-mentioned Form S-1, if necessary. In giving such consent, we do not thereby admit that we fall within the category of the person whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.
在此，我们同意在上述提到的登记报告里使用这个意见，必要时，作为附件提交。在给予上述同意，我们并不因此承认，我们是1933年美国证券法及其修订的第7部分或其实施细则要求的范畴内的人的同意。

Yours Sincerely,
此致，

Junfeng Li, Partner
李俊峰，合伙人

Beijing  Beiyuan Law Firm
北京北元律师事务所